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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

Progress Pattern Corporation (Delaware)
Lear Plastics Corporation (Delaware)
LS Acquisition Corporation No. 24 (Delaware)
     -- Fair Haven Industries, Inc. (Michigan)
Lear Seating Canada Ltd. (Canada)
     -- Lear International Ltd. (Barbados)
     -- Lear Industries Holdings B.V. (Netherlands)
     -- General Seating of Canada (35%) (Canada)
     -- Probel S.A. (30.86%) (Brazil)
Lear Seating (U.K.) Ltd. (United Kingdom)
Intertrim S.A. de C.V. (99.5%) (Mexico)
Lear France (France)
     -- Societe No Sag Francaise (56%) (France)
      -- Souby S.A. (France)
General Seating of America (35%) (Delaware)
Pacific Trim Corporation Ltd. (20%) (Thailand)
Central de Industrias S.A. de C.V. (40%) (Mexico)
Favesa C.V. de S.A. (.01%) (Mexico)

LS Acquisition Corp. No. 14 (Delaware)
     -- NS Beteilgungs GmbH (Germany)
      -- Lear Seating Autositze GmbH (Austria)
      -- Lear No Sag Drahtfedern GmbH (99.98%) (Germany)
      -- Lear Seating GmbH (Germany)
       -- Spitzer GmbH (62.5%) (Austria)

Lear Seating Sweden, AB (Sweden)

Lear Seating Holdings Corp. No. 50 (Delaware)
     -- Equipos Automotrices Totales S.A. de C.V. (Mexico)
      -- Central de Industrias S.A. de C.V. (59.6%) (Mexico)
      -- Favesa S.A. de C.V. (99.9%) (Mexico)

All Subsidiaries are wholly-owned unless otherwise indicated.